[Warren Petroleum Company Letterhead]

          April 09, 1996
                                        Warren Petroleum Company
                                        3900 Lakeland Drive, Suite 502
                                        Jackson, MS 39208-8854

                                        Domestic & Industrial Sales
                                        South Central District
                                        R.E. (Bob) Siedell, Manager
                                        601-939-0761
                                        Fax: 601-932-2033

          Ms. Kris Lindsey
          Empire Gas Corporation
          P.O. Box 303
          Lebanon, MO 65536

          Dear Kris:

          RE:  PSA 25077 - EMPIRE GAS CORPORATION - REVISION 1

          By virtue of this letter, PSA 25077 for Empire Gas
          Corporation dated August 24, 1995, and expiring April 30, 1996, for Hattiesburg is hereby revised as follows:

               1. The expiration date is extended to April 30, 1997.

               2. Volumes on Attachment A are revised per the enclosed attachment.

          All other terms and conditions remain the same.

          ACCEPTED

          /s/ Kris Lindsey             /s/ R.E. Siedell
          _______________________      _______________________
          EMPIRE GAS CORPORATION       WARREN PETROLEUM COMPANY
                                       DISTRICT MANAGER

          Enclosures
          /ed


                              ATTACHMENT A TO
                     PROPANE SALES AGREEMENT NO. 25077

     1. TRADEMARK. Buyer acknowledges that the CHEVRON and WARRENGAS Trademarks are valuable property rights belonging to Chevron Corporation and its subsidiaries, including Chevron U.S.A. Inc. and that any use thereof by Buyer in connection with this agreement is solely for the purposes of advertising products obtained from such subsidiaries. Upon termination of this agreement, Buyer agrees that it will make no further use of such trademarks or any other mark, name or designs confusingly similar therewith.

     2. QUANTITY. During the term hereof, Buyer agrees to buy the product herein specified in monthly quantities of not less than the minimum set forth below and Warren agrees to sell said quantities to Buyer. Buyer shall purchase such quantities as evenly as possible during each month. If during any period of this agreement the quantity of product Warren is obligated to deliver to Buyer is prescribed for such period and Buyer agrees to buy and Warren agrees to sell such quantity.

                      VOLUME (IN THOUSANDS OF GALLONS)

                VOLUMES                         VOLUMES

      April      1300     ________    October    2000      __________

      May         650     ________    November   2000      __________

      June        500     ________    December   2900      __________

      July        650     ________    January    2800      __________

      August      800     ________    February   2400      __________

      September  1200     ________    March      2100      __________


          For the purpose of determining compliance with the above quantity schedule, purchase of product shall be allocated to the month in which shipment is made. Should either party fail to comply in any amount with the above schedule, the other party may elect to terminate this agreement by mailing notice of such termination on or before the 20th day of the succeeding month. If the Buyer fails to purchase 100% of the above specified minimum monthly quantities during any month or months and Warren does not elect to terminate this agreement, Warren shall not be obligated hereunder to sell to Buyer in any of the succeeding six months more than one and one half times the average monthly quantity which Buyer actually purchased during the preceding six-month period.

          When delivery is into tank trucks furnished by Buyer, the delivery ticket showing the quantity delivered shall be signed by the loader as the agent of Warren and by the truck driver as the agent of the Buyer; such quantities shall be conclusively presumed to have been delivered to Buyer.
          On or before the 1st day of each month Buyer shall inform Warren of quantities required during such month, delivery dates, and when applicable, destinations of each shipment. Warren shall not be obligated to ship less than a tank car or tank truck load.

     3.   METHOD OF DELIVERY:        _______ By tank trucks furnished by Buyer.

          See Storage Agreement 7184 _______ By tank trucks furnished by Warren.

                                     _______ By tank cars furnished by with a
                                             capacity of _________ gallons each.


                             PRICE INFORMATION

                          Prices in effect as of ____________, 19__

      Sales based on (X) Shipping point price of ( ) Destination price

   Shipping or                                    Price in
   Pricing Points  Destinations      Product    Cents/Gallons  Freight Charges